UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a First Amendment to the Second Amended and Restated Employment Agreement with Steve Stagner, the Company’s president and chief executive officer.  The First Amendment, which is retroactive to the beginning of the Company’s 2014 fiscal year, increases Mr. Stagner’s base salary to $600,000 per year and increases his annual EBITDA target relating to the Mattress Firm Holding Corp. Executive Annual Incentive Plan to 75% of his annual base salary. No other terms of the Second Amended and Restated Employment Agreement with Mr. Stagner were revised.

The Company entered into a First Amendment to Amended and Restated Employment Agreement with Steve Fendrich, the Company’s chief strategy officer. The First Amendment, which is retroactive to May 29, 2014, reflects Mr. Fendrich’s acceptance of a new role with the Company as its Executive Vice President, Mergers and Acquisitions. In this new role, Mr. Fendrich will be responsible for the oversight and direction of the transition and integration of operations and businesses acquired by the Company. The First Amendment reduces Mr. Fendrich’s annual base salary to $250,000 and his annual EBITDA target relating to the Mattress Firm Holding Corp. Executive Annual Incentive Plan to 35% of his annual base salary.

Item 8.01                   Other Events.

On June 5, 2014, the Company, issued a press release announcing the completion of the previously announced acquisition of the assets and operations of Mattress Liquidators, Inc. (“Mattress Liquidators”) by the Company’s subsidiary, pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) among Mattress Liquidators, David Dolan and Sarah Thomas.  Mattress Liquidators operated mattress specialty retail stores under the trade name Mattress King  in Colorado and BedMart in Arizona.  Pursuant to the Purchase Agreement, the Company indirectly acquired the Colorado and Arizona operations for an aggregate purchase price of approximately $35 million, subject to working capital and other customary purchase price adjustments.

The foregoing description is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)              Exhibits

10.1                        First Amendment to Second Amended and Restated Employment Agreement effective January 29, 2014, among R. Stephen Stagner, Mattress Holding Corp. and Mattress Firm Holding Corp.

10.2                        First Amendment to Amended and Restated Employment Agreement effective May 29, 2014, among Stephen G. Fendrich, Mattress Holding Corp. and Mattress Firm Holding Corp.

99.1                        Press Release dated June 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 5, 2014	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Employment Agreement effective January 29, 2014, among R. Stephen Stagner, Mattress Holding Corp. and Mattress Firm Holding Corp.

10.2	First Amendment to Amended and Restated Employment Agreement effective May 29, 2014, among Stephen G. Fendrich, Mattress Holding Corp. and Mattress Firm Holding Corp.

99.1	Press Release dated June 5, 2014.